CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401

HEADLINE:	OMEGA FINANCIAL CORPORATION EARNINGS UP 4.5%

FOR IMMEDIATE RELEASE – April 23, 2007

STATE COLLEGE, PA – First quarter earnings for Omega Financial Corporation (OMEF-NASDAQ) were up 4.5% over the same period last year, company officials announced.

The company reported net income of $5.583 million for the first three months of 2007, compared to $5.343 million, an increase of $240,000, said Donita R. Koval, OFC’s president and chief executive officer. Koval noted that the strong results, driven by continued cost control across the organization, came in spite of an increase in the loan loss provision of $490,000 compared to the first quarter of 2006.

The increase in the provision is due primarily to changes in the risk profile of one large commercial customer that filed for bankruptcy protection in 2006. Omega increased the amount of allowance for loan losses allocated to this borrower by $904,000 in the first quarter to a total of $6.2 million as of March 31, 2007 from $5.3 million at December 31, 2006. Omega has estimated and provided for known exposures related to this credit; however, evaluations of the credit continue based on changes in the bankruptcy proceedings. The total impact on earnings in the first quarter of 2007 for this credit, including the added provisions of $904,000, lost interest of $284,000, and other related expenses, was $775,000 after tax, which negatively affected earnings by 12% or $0.06 per diluted share.

On a per share basis, diluted earnings were up 4.8%, rising to $0.44 from $0.42. Per share earnings were also 25.7% higher than those recorded for the fourth quarter of 2006. Common share dividends declared were unchanged from the fourth quarter of 2006 at $0.31.

Net interest margin on a fully taxable equivalent basis rose by 18 basis points in the quarter to 4.19% compared to the same period in 2006. Koval explained that the increase was achieved despite a continued challenging rate environment and flat yield curve. The margin for the quarter also represents an increase of five basis points over the fourth quarter of last year.

Although first quarter net interest income declined by 1.3%, when compared to the first quarter of 2006, last year’s same-period results included net interest income from three branches that were sold in the fourth quarter of 2006 as Omega realigned its geographic footprint. Net interest income on a comparable basis rose by $92,000 or 0.62%.

Excluding gains on the sale of assets, other income increased $124,000 or 1.9%. The branches sold in 2006 contributed $51,000 in non-interest income in the first quarter of 2006.

The Company’s continued focus on expense control in a variety of operating areas resulted in a decline in other expense of $825,000 or 5.6%. The three branches locations sold in 2006 accounted for $216,000 of this decrease.

“We are pleased that these solid results have reaffirmed our strategy to become increasingly customer-focused,” Koval said. She added, “Omega is starting to see earnings momentum from the benefits of the 20 plus new products and services developed in 2006.” Among these initiatives is Omega’s DEPOSIT PRO, which allows business customers to bring the bank right into their office, along with the company’s new “Bank to Business” initiative which has shown great promise in fee income derived from Omega’s cash management division. Omega’s other new venture, Omega Financial Mortgage Solutions, has grown rapidly in the first few months of operation. This new undertaking features a number of cutting edge mortgage products including their signature, HOME ONE, which allows the customer to break ground on construction loans within 21 days of application.

In other company developments, Omega Bank was named to US Banker’s list of top 200 mid-tier banks ranked by three-year average return on equity (ROE). Omega ranked 10th among banks in Pennsylvania. During the quarter, Omega Financial was also added to NASDAQ’s Dividend Achievers Index effective with the market open on Feb 1. The NASDAQ Dividend Achievers Index was launched in February of 2006 and is designed to offer a unique approach for NASDAQ investors seeking a long-term portfolio of higher risk-adjusted returns. Members of this index are typically companies with strong cash reserves, solid balance sheets and a proven record of consistent earnings growth.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )

	1st Qtr	1st Qtr	%	1st Qtr	4th Qtr	%
	2007	2006	Change	2007	2006	Change

Earnings:
Net income	$5,583	$5,343	4.5%	$5,583	$4,386	27.3%

Per share statistics: *
Diluted earnings	$.44	$.42	4.8%	$.44	$.35	25.7%
Dividends declared — common	.31	.31	—	.31	.31	—
Book value — common	25.92	25.33	2.3	25.92	25.76	0.6
Book value — tangible	12.79	11.73	9.0	12.79	12.61	1.4
Market value — High	34.49	34.21	0.8	34.49	33.50	3.0
Low	27.14	27.88	(2.7)	27.14	29.48	(7.9)

Financial position at period end:
Assets	$1,803,555	$1,918,992	(6.0)%	$1,803,555	$1,815,818	(0.7)%
Net loans	1,132,991	1,185,191	(4.4)	1,132,991	1,135,048	(0.2)
Deposits	1,309,805	1,424,027	(8.0)	1,309,805	1,325,763	(1.2)
Shareholders’ equity	327,717	318,900	2.8	327,717	325,211	0.8

Average Balances:
Assets	$1,802,015	$1,918,888	(6.1)%	$1,802,015	$1,846,561	(2.4)%
Net loans	1,132,564	1,188,889	(4.7)	1,132,563	1,147,555	(1.3)
Deposits	1,302,265	1,407,864	(7.5)	1,302,265	1,359,209	(4.2)
Shareholders’ equity	329,301	321,555	2.4	329,301	327,203	0.6

Non-Performing Loans at period end:
Non-accrual loans	$21,168	$24,352	(13.1)%	$21,168	$21,001	0.8%
Accruing loans past due 90 days or more	5,796	2,955	96.1	5,796	2,327	149.1

Profitability ratios — annualized: *
Return on average assets	1.24%	1.11%	11.3%	1.24%	0.95%	30.4%
Return on tangible assets	1.37	1.22	12.3	1.37	1.04	31.7
Return on average stated equity (1)	6.78	6.65	2.0	6.78	5.36	26.5
Return on average tangible equity (2)	13.68	14.12	(3.1)	13.68	10.91	25.4
Net interest margin — fully tax equivalent	4.19	4.01	4.5	4.19	4.14	1.2

Shares outstanding at period end: *
Common	12,645,736	12,591,314	0.4%	12,645,736	12,622,802	0.2%

(1) Average stated equity is equal to average shareholders’ equity.
(2) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	(unaudited)
	March 31,	December 31,
	2007	2006
Assets
Cash and due from banks	49,798	56,225
Interest bearing deposits with other banks	10,695	12,073
Federal funds sold	11,400	—
Trading securities	51	48
Investment securities available for sale	278,437	291,807
Other investments	12,152	12,087
Investment in unconsolidated subsidiary	1,625	1,625
Loans held for sale	—	204
Total portfolio loans	1,150,670	1,152,188
Less: Allowance for loan losses	(17,679)	(17,344)

Net portfolio loans	1,132,991	1,134,844
Premises and equipment, net	30,324	30,861
Other real estate owned	548	512
Bank-owned life insurance	76,981	76,341
Investment in limited partnerships	5,606	5,763
Core deposit intangibles	5,457	5,641
Other intangibles	1,057	1,085
Goodwill	159,408	159,387
Other assets	27,025	27,315
TOTAL ASSETS	$1,803,555	$1,815,818

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$230,482	$232,335
Interest bearing	1,079,323	1,093,428

Total deposits	1,309,805	1,325,763
Short-term borrowings	64,006	65,712
ESOP debt	1,385	1,481
Junior subordinated debentures	56,069	56,193
Long-term debt	32,524	27,877
Other interest bearing liabilities	853	858
Other liabilities	11,196	12,723

TOTAL LIABILITIES	1,475,838	1,490,607

Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued -
12,860,632 shares at March 31, 2007;
12,823,471 shares at December 31, 2006	64,298	64,133
Outstanding -
12,645,736 shares at March 31, 2007;
12,622,802 shares at December 31, 2006
Capital surplus	103,888	103,149
Retained earnings	166,332	164,653
Accumulated other comprehensive income	454	313
Unearned compensation related to ESOP debt	(788)	(859)
Cost of common stock in treasury:
214,896 shares at March 31, 2007;
200,669 shares at December 31, 2006	(6,467)	(6,178)
TOTAL SHAREHOLDERS’ EQUITY	327,717	325,211

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,803,555	$1,815,818

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)
	Three Months Ended
	March 31,
	2007	2006
Interest Income:
Interest and fees on loans	$19,823	$19,837
Interest and dividends on investment securities	3,345	3,104
Other interest income	172	101

TOTAL INTEREST INCOME.	23,340	23,042
Interest Expense:
Interest on deposits	6,452	5,895
Interest on short-term borrowings	723	771
Interest on long-term debt and
other interest bearing liabilities	1,241	1,264

TOTAL INTEREST EXPENSE	8,416	7,930

NET INTEREST INCOME	14,924	15,112
Provision for loan losses	610	120

INCOME FROM CREDIT ACTIVITIES	14,314	14,992
Other Income:
Service fees on deposit accounts	2,397	2,354
Service fees on loans	327	382
Earnings on bank-owned life insurance	640	607
Trust fees	1,093	1,120
Investment and insurance product sales	851	923
Gains on sale of loans and other assets	78	57
Net gains on the sale of investment securities	375	62
Other	1,368	1,166

TOTAL OTHER INCOME	7,129	6,671
Other Expense:
Salaries and employee benefits	7,217	7,484
Net occupancy expense	1,055	1,105
Equipment expense	1,135	1,128
Data processing service	610	645
Pennsylvania shares tax	786	712
Amortization of intangible assets	211	221
Other	3,034	3,579

TOTAL OTHER EXPENSE	14,048	14,874

Income before income taxes and discontinued operations	7,395	6,789
Income tax expense	1,812	1,483

Income from continuing operations	5,583	5,306
Discontinued operations:
Income from discontinued operations, net of tax	—	37
NET INCOME	$5,583	$5,343

Net income per common share
Basic	$0.44	$0.42
Diluted	$0.44	$0.42
Net income per common share from continuing operations
Basic	$0.44	$0.42
Diluted	$0.44	$0.42
Net income per common share from discontinued operations
Basic	$-	$-
Diluted	$-	$-
Weighted average shares and equivalents
Basic	12,642	12,586
Diluted	12,665	12,634
Dividends declared per share
Common	$0.31	$0.31

Omega Financial Corporation and Subsidiaries
Consolidated Net Interest Income Analysis
First Quarter 2007 vs. First Quarter 2006
(In thousands)
		First Quarter 2007			First Quarter 2006		Increase/(Decrease)
	Average		Income/	Average		Income/	Due To	Due To	Net
	Balance	Rate	Expense	Balance	Rate	Expense	Volume	Rate	Change
INTEREST EARNING ASSETS
Money Market Investments

Interest Bearing Deposits	11,584	4.13%	118	9,200	3.09%	70	21	27	48
Federal Funds Sold	4,104	5.34%	54	2,736	4.60%	31	17	6	23

Total Money Market Investments	15,688	4.45%	172	11,936	3.43%	101	38	33	71

Investment Securities

U.S. Treasuries and Agencies	273,045	4.43%	2,980	282,200	3.64%	2,535	(85)	530	445
State and Municipals-Tax Free	1,495	2.94%	11	52,148	2.90%	378	(372)	5	(367)
Corporate Securities	4,050	6.62%	67	1,111	7.92%	22	49	(4)	45
Stock	19,513	5.27%	257	13,772	4.04%	139	68	50	118
Investment in Subsidiaries	1,625	7.38%	30	1,625	7.38%	30	—	—	—

Total Investment Securities	299,728	4.52%	3,345	350,856	3.58%	3,104	(340)	581	241

Loans

Commercial Loans	246,952	7.58%	4,613	270,088	7.23%	4,814	(426)	225	(201)
Tax Free Commercial Loans	17,614	4.86%	211	19,551	4.75%	229	(23)	5	(18)
Real Estate Loans	653,047	6.80%	11,104	716,955	6.49%	11,640	(1,063)	527	(536)
Tax Free Real Estate Loans	39,911	4.30%	429	40,200	4.11%	413	(3)	19	16
Personal Loans and Leases	192,324	7.31%	3,466	157,487	7.06%	2,741	625	100	725

Total Loans	1,149,848	6.94%	19,823	1,204,281	6.62%	19,837	(890)	876	(14)

Total Earning Assets	1,465,264	6.42%	23,340	1,567,073	5.92%	23,042	(1,192)	1,490	298

FUNDING SOURCES
Interest Bearing Liabilities

Checking with Interest	293,568	0.79%	569	322,413	0.65%	514	(49)	104	55
Money Market Deposits	74,069	1.51%	275	89,348	1.40%	309	(57)	23	(34)
Savings Deposits	177,791	0.55%	241	202,170	0.55%	274	(33)	—	(33)
CD’S, $100,000 and Over	91,136	4.32%	970	95,338	3.88%	911	(41)	100	59
Other Time Deposits	442,046	4.03%	4,397	469,770	3.36%	3,887	(238)	748	510

Total Interest Bearing Deposits	1,078,610	2.43%	6,452	1,179,039	2.03%	5,895	(418)	975	557

Short-Term Borrowings	69,207	4.24%	723	85,173	3.67%	771	(157)	109	(48)
Long-Term Debt	87,662	5.62%	1,232	89,302	5.63%	1,256	(22)	(2)	(24)
Other Interest Bearing Liabilities	857	4.20%	9	870	3.68%	8	—	1	1
Demand Deposits	223,655			228,825
Cash	(48,054)			(50,441)
Other	53,327			34,305

Total Funding Sources	1,465,264	2.33%	8,416	1,567,073	2.05%	7,930	(597)	1,083	486

Net Int Spread — Net Int Income		4.09%	14,924		3.87%	15,112	(594)	406	(188)

Net Int Spread — Tax Equivalent		4.19%			4.01%

Net Int Income — Tax Equivalent			15,275			15,661			(386)
Tax Rate		35.00%			35.00%